EXHIBIT 11.1

                       STATE STREET BOSTON CORPORATION

                      COMPUTATION OF EARNINGS PER SHARE


                                                  YEAR ENDED DECEMBER 31
                                            ----------------------------------
                                               1994        1993        1992
                                            ----------  ----------  ----------
                                            (DOLLARS IN THOUSANDS, EXCEPT PER
                                                       SHARE DATA)
Primary:
  Average shares outstanding .............  76,325,138  75,443,604  74,761,232
  Common stock equivalents ...............     525,577     749,560   1,474,069
                                            ----------  ----------  ----------
    Primary shares outstanding ...........  76,850,715  76,193,164  76,235,301
                                            ----------  ----------  ----------
                                            ----------  ----------  ----------
    Net income ...........................  $  207,413  $  179,829  $  160,443
                                            ----------  ----------  ----------
                                            ----------  ----------  ----------
    Earnings Per Share -- primary ........  $     2.70  $     2.36  $     2.10
                                            ----------  ----------  ----------
                                            ----------  ----------  ----------
Fully diluted:
  Average shares outstanding .............  76,325,138  75,443,604  74,761,232
  Common stock equivalent ................     525,577     749,560   1,738,055
  Assumed conversion of 5% convertible
notes ....................................       4,909      41,259      41,323
  Assumed conversion of 5% convertible
subordinated debentures ..................     626,119     942,079   1,157,163
                                            ----------  ----------  ----------
    Fully diluted average shares
outstanding ..............................  77,481,743  77,176,502  77,697,773
                                            ==========  ==========  ==========
  Net income .............................  $  207,413  $  179,829  $  160,443
  Elimination of interest on 5%
    convertible notes and 7 3/4%
    convertible
    subordinated debentures less related
    income tax benefit ...................         155         214         296
                                            ----------  ----------  ----------
    Fully diluted net income .............  $  207,568  $  180,043  $  160,739
                                            ==========  ==========  ==========
Earnings Per Share -- fully diluted ......  $     2.68  $     2.33  $     2.07
                                            ==========  ==========  ==========